Exhibit 10.13

FIRST AMENDMENT TO NOTE PURCHASE AGREEMENT

THIS FIRST AMENDMENT TO NOTE PURCHASE AGREEMENT (this "Amendment"), by and among UFI ACQUISITION, INC., a Delaware corporation (“UFI Acquisition”), UNIQUE FABRICATING INCORPORATED, a Delaware corporation (“Unique Fabricating”), UNIQUE FABRICATING REALTY, LLC, a Michigan limited liability company (“UFR”), UNIQUE FABRICATING SOUTH, INC., a Michigan corporation (“UFS”, and together with UFI Acquisition, Unique Fabricating, and UFR, collectively, the “Companies”), and THE PENINSULA FUND V LIMITED PARTNERSHIP, a Delaware limited partnership (the “Purchaser”), is dated and effective as of December _____, 2013 (the “Effective Date”).

RECITALS

A.          UFI Acquisition, UFI Merger Sub, Inc., a Delaware corporation (“Merger Sub”) and the Purchaser are parties to that certain Note Purchase Agreement, dated as of March 18, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the "Note Purchase Agreement"), pursuant to which the Purchaser agreed, subject to the terms and conditions thereof, to purchase certain senior subordinated debt of the Companies.

B.          Pursuant to an Agreement and Plan of Merger, dated as of February 19, 2013, by and among UFI Acquisition, Merger Sub, Unique Fabricating, and American Capital, Ltd., on March 18, 2013, Merger Sub merged with and into Unique Fabricating.

C.          Unique Fabricating, UFS and UFR are parties to that certain Joinder Agreement, dated as of March 18, 2013, pursuant to which such parties each (i) became a party, as if an original signatory thereto, to the Note Purchase Agreement and the Senior Subordinated Note (as defined in the Note Purchase Agreement), and (ii) became jointly and severally liable for all of the Senior Subordinated Obligations (as defined in the Note Purchase Agreement).

D.          The Companies and the Purchaser now desire to amend the Note Purchase Agreement on the terms and conditions set forth herein.

AGREEMENTS

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and upon fulfillment of the conditions set forth in Article 4 of this Amendment, the parties agree as follows:

ARTICLE 1.

AMENDMENTS

Subject to the terms and conditions set forth in this Amendment, the Purchaser and the Companies hereby agree to amend the Note Purchase Agreement as follows:

1.1          The principal amount of the Senior Subordinated Note set forth in Subsections 1.1 and 1.2 of the Note Purchase Agreement, and set forth in Annex I to the Note Purchase Agreement, shall be amended to be “$13,000,000”.

1.2          Subsection 1.1 of the Note Purchase Agreement is hereby further amended by adding the following sentence at the end of such Subsection:

Interest on $1,500,000 of the principal amount of the Senior Subordinated Note shall commence on the First Amendment Effective Date.

1.3          Subsection 1.3 of the Note Purchase Agreement is hereby amended and restated in its entirety to read as follows:

1.4          Use of Proceeds.

The proceeds from the sale of the Senior Subordinated Note shall be used solely (a) to fund the Acquisition and the Prescotech Acquisition, (b) to pay all fees, costs and expenses payable pursuant to this Agreement and the Other Agreements, and (c) prior to such proceeds being used for the purposes set forth in the preceding clauses (a) and (b), for Permitted Investments on a temporary basis.

1.4          Subsection 6.7 of the Note Purchase Agreement is hereby amended and restated in its entirety to read as follows:

6.7          Performance of Obligations.

The Company will duly and punctually pay and/or perform, and will cause its Subsidiaries to duly punctually pay and/or perform, its obligations under this Agreement, the Senior Loan Documents, the Acquisition Documents, the Prescotech Acquisition Documents and the Other Agreements to which it is a party.

1.5          Subsection 7.5 of the Note Purchase Agreement is hereby amended and restated in its entirety to read as follows:

7.5          Loans and Investments.

Except for Permitted Investments, the Company will not, and shall not permit its Subsidiaries to, make any advance, loan, extension of credit, or capital contribution to or investment in, or purchase any stock, bonds, notes, debentures, or other securities of any Person, including without limitation its officers and employees other than: (a) advances to its employees, including its officers, with respect to expenses incurred or to be incurred by such employees in the ordinary course of business which expenses do not exceed Fifty Thousand Dollars ($50,000) at any time outstanding; (b) trade credit extended in the ordinary course of business in accordance with customary trade practices; (c) working capital advances made from time to time by Unique Fabricating to its domestic Subsidiaries; and (d) so long as no Event of Default has occurred, loans to its officers and/or other management personnel in an aggregate amount not to exceed One Hundred Thousand Dollars ($100,000), the proceeds of which (i) shall be used solely for the purchase of the capital stock of UFI Acquisition, and (ii) shall be repaid in full no later than March 31, 2014.

1.6          Subsection 7.8 of the Note Purchase Agreement is hereby amended and restated in its entirety to read as follows:

7.8          Modification of Senior Loan Documents/Acquisition Documents.

Neither the Company nor any of its Subsidiaries will agree or consent to any modification, amendment or waiver of any of the terms or provisions of the Senior Loan Documents, Acquisition Documents, Prescotech Acquisition Documents, Certificate of Incorporation or Bylaws (or other similar organizational documents), in effect on the date hereof, that could reasonably have a Material Adverse Effect on Purchaser’s rights or obligations hereunder, without Purchaser's prior written consent, which consent shall not be unreasonably withheld or delayed.

1.7          Subsection 7.9 of the Note Purchase Agreement is hereby amended and restated in its entirety to read as follows:

Neither the Company nor any of its Subsidiaries will make any Capital Expenditures if, as a result thereof, the Capital Expenditures (excluding Capital Expenditures relating to acquisitions which require Purchaser's approval pursuant to Section 7.3 hereof) of the Company and its Subsidiaries in the aggregate would, as a result thereof, exceed $1,350,000 for the fiscal year 2013 and $1,350,000 for any fiscal year thereafter. In the event that the Company or any of its Subsidiaries enters into a capital lease with respect to fixed assets, for purposes of calculating Capital Expenditures under this Section 7.9, the lesser of (a) the aggregate amount of the present value of all minimum payments (excluding executory costs) due for the entire term of such capital lease, or (b) the cost of such fixed asset at the inception of such capital lease shall be considered expended in full on the date that the Company or such Subsidiary enters into such capital lease. Notwithstanding the generality of the foregoing, the purchase of assets pursuant to the Prescotech Acquisition shall not be included in the calculation of Capital Expenditures for the purpose of the foregoing covenant.

1.8          Subsection 7.10(b) of the Note Purchase Agreement is hereby amended and restated in its entirety to read as follows:

(b)          Leverage to Cash Flow Ratio. The Company will not permit the Leverage to Cash Flow Ratio of the Company on a consolidated basis at any time during the month to be greater than the ratio set forth below for such month:

Month	Ratio
Through December 31, 2014	4.10
January 2015 – December 31, 2015	3.60
January 2016 and thereafter	3.10

1.9          Schedule 4.5 (Environmental Condition of Property), Schedule 4.16 (Subsidiaries and Capitalization) and Schedule 4.17 (Current Locations) to the Note Purchase Agreement are hereby amended and restated in their entirety as set forth on Exhibit A hereto.

1.10          Annex I of the Note Purchase Agreement is hereby amended by deleting the phrase to the right of “Common Stock” and inserting the following phrase in lieu thereof:

471,800 shares, representing 19.51% of UFI Acquisition's Common Stock on a fully diluted basis

1.11          The following defined terms set forth in Section 11.1 of the Note Purchase Agreement are hereby amended and restated in their entirety to read as follows:

Senior Debt. This term means, at any given time, the Indebtedness (whether now outstanding or hereafter incurred) of the Company in respect of the Senior Loan Agreement, in a principal amount not to exceed $15,000,000 in revolving credit and $20,000,000 in term loans (less the aggregate amount of principal payments made by the Company or its Subsidiaries to the Senior Lender under such term loan), plus interest, fees, expenses, indemnities and all other amounts payable under the Senior Loan Agreement and any notes, security documents, guaranties or other loan documents referred to therein or pursuant thereto, secured by all assets of the Company or its Subsidiaries.

Senior Subordinated Note. This term means a term promissory note in the principal amount of $13,000,000 issued to Purchaser pursuant to the Note Agreement, together with all renewals, modifications, extensions, substitutions and replacements thereof.

Senior Term Debt. This term means the term loans in the aggregate original principal amount of $20,000,000 made by the Senior Lender to Unique Fabricating pursuant to the Senior Loan Documents, maturing on the Term Loan Maturity Date (as defined in the Senior Loan Agreement as of the First Amendment Effective Date).

1.12          Subsection 11.1 of the Note Purchase Agreement is hereby amended by inserting the following defined terms into such Subsection in appropriate alphabetical order:

First Amendment Effective Date. This term means the date on which the conditions to effectiveness of the First Amendment to Note Purchase Agreement executed by the Companies and the Purchaser as of December _____, 2013, are met to the Purchaser’s satisfaction.

Prescotech. This term means, collectively, PrescoTech Holdings, Inc., a Kentucky corporation, PrescoTech Industries, Inc., a Kentucky corporation, and PrescoTech Real Estate Holdings, LLC, a Kentucky limited liability company.

Prescotech Acquisition. This term means the transactions described in the Prescotech Acquisition Agreement, upon the completion of which 100% of the assets of Prescotech shall be owned by Unique-Presco.

Prescotech Acquisition Agreement. This term means that certain Asset Purchase Agreement, dated December _____, 2013, by and among Unique Fabricating, Unique-Presco, as "Buyer," Prescotech, as "Companies," and Matthew T. Schoen and Duane E. Youngren, as "Stockholders".

Presecotech Acquisition Documents. This term means the Prescotech Acquisition Agreement and all other documents, agreements, instruments, and certificates executed and delivered in connection therewith or related thereto.

UFI Acquisition. This term means Unique Acquisition, Inc., a Delaware corporation.

Unique Fabricating. This term means Unique Fabricating Incorporated, a Delaware corporation.

Unique-Presco. This term means Unique-Prescotech, Inc., a Delaware corporation.

1.13          Concurrently with the execution and delivery of this Amendment, the Companies and Unique-Presco shall execute and deliver to the Purchaser an Allonge to Senior Subordinated Note (the “Allonge”), evidencing the outstanding principal amount of the Senior Subordinated Note (i.e., $13,000,000 upon the consummation of the transactions contemplated by this Amendment) in form and substance satisfactory to the Purchaser. Subject to the satisfaction or waiver of the conditions precedent set forth in Article 4 of this Amendment, upon receipt by the Purchaser of the Allonge, the principal amount of the Senior Subordinated Note, and all accrued and unpaid interest thereon, shall thereafter be evidenced by the Senior Subordinated Note, as modified by the Allonge; and all references to the “Senior Subordinated Note” in any documents relating thereto, including but not limited to the Note Purchase Agreement, shall thereafter be deemed to refer to the Senior Subordinated Note, as modified by the Allonge. Without duplication, any amounts currently outstanding under the existing Senior Subordinated Note shall continue to be amounts owed under and pursuant to the terms of thereof, and the Allonge shall in no way constitute a novation of the existing Senior Subordinated Note or extinguish, cancel or satisfy the Company's unconditional obligation to repay all indebtedness evidenced by the existing Senior Subordinated Note, as modified by the Allonge.

ARTICLE 2.

CONSENTS

2.1          Unique Fabricating and Unique-Presco have informed the Purchaser that each desires to (a) enter into the Prescotech Acquisition Documents to which it is a party and consummate the Prescotech Acquisition pursuant to the terms and conditions of such documents (the “Prescotech Transaction”), and (b) amend the Senior Loan Documents as provided in that certain Second Amendment to Loan and Security Agreement, dated as of the Effective Date, between Senior Lender and Unique Prescotech (the “Senior Debt Amendment”), and the documents contemplated thereby. The Companies have requested that the Purchaser consent to the Prescotech Transaction and the Senior Debt Amendment, and the Purchaser hereby consents to the Prescotech Transaction and the Senior Debt Amendment, subject to the satisfaction of all conditions set forth in Section 4 of this Amendment and the Companies’ other representations, warranties, covenants and obligations set forth in this Agreement. Further, Purchaser agrees that the Company’s entering into and consummation (as applicable) of the Prescotech Transaction and the Senior Debt Amendment shall not be deemed to be a Default or Event of Default under the Note Purchase Agreement, including without limitation Sections 7.3, 7.8 and 8.1 thereof.

2.2          The consents in Section 2.1 shall be strictly limited as stated above and nothing herein shall be construed as a waiver of, a consent to, or any modification or amendment, or limitation of, any other term or condition of the Note Purchase Agreement or any Other Agreement or of any right of the Purchaser under the Note Purchase Agreement or the Other Agreements to declare an Event of Default or to exercise the remedies provided to the Purchaser thereunder in any other circumstances.

ARTICLE 3.

REPRESENTATIONS AND WARRANTIES

3.1          The Companies represent and warrant to the Purchaser that: (a) the execution, delivery and performance of this Amendment by the Companies are within its powers, have been duly authorized by all requisite action on the part of the Companies and are not in contravention with any law, of the terms of their respective organizational documents, as amended, or any undertaking to which they are a party or by which they are bound; (b) this Amendment is the legal, valid and binding obligation of the Companies, enforceable against the Companies in accordance with the terms hereof, except as may be limited by bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance, fraudulent transfer, or other laws of general application relating to the enforcement of creditors' rights and by equitable principles and the availability of equitable remedies; (c) after giving effect to the amendments herein contained, each of the representations and warranties of the Companies contained in the Note Purchase Agreement are true and correct in all material respects on and as of the date hereof with the same force and effect as if made on and as of the date hereof, except to the extent that such representations and warranties specifically relate solely to projections; and (d) except as expressly waived hereby, no Default or Event of Default exists or has occurred and is continuing on the date hereof.

ARTICLE 4.

CONDITIONS OF EFFECTIVENESS

This Amendment shall become effective as of the Effective Date once each of the following conditions has been satisfied or waived by Purchaser in writing:

4.1          This Amendment shall have been duly executed and delivered by the Companies and the Purchaser.

4.2          Purchaser shall have received the following, each in form and substance satisfactory to Purchaser:

(a)          Copies of all resolutions, consents, authorizations and approvals required in connection with the execution, delivery and performance by the Companies of, or the validity and enforceability of, this Amendment and all other documents, instruments and agreements anticipated hereby or executed in connection herewith;

(b)          Executed copies of consents to this Amendment and the Prescotech Acquisition executed by the Senior Lender, in form and substance satisfactory to the Purchaser (to the extent not satisfactorily addressed in the Senior Debt Amendment);

(c)          Executed copies of the Senior Debt Amendment and the agreements, documents and instruments executed in connection therewith or contemplated thereby, in form and substance acceptable to the Purchaser, together with an executed certificate of the President and Chief Executive Officer of Unique Fabricating certifying that such copies are true, correct and complete;

(d)          Executed copies of the Prescotech Acquisition Documents, in form and substance acceptable to the Purchaser, together with an executed certificate of the President and Chief Executive Officer of Unique Fabricating certifying that such copies are true, correct and complete;

(e)          The Allonge executed by the Companies and Unique-Presco, in form and substance acceptable to Purchaser;

(f)          A Joinder Agreement executed by Unique-Presco, in form and substance acceptable to Purchaser;

(g)          The First Amendment to Stock Purchase Agreement executed by Unique Acquisition, in form and substance acceptable to Purchaser;

(h)          The First Amendment to Pledge and Security Agreement and Irrevocable Proxy executed by Unique Fabricating, in form and substance acceptable to Purchaser;

(i)          The Security Agreement executed by Unique-Presco, in form and substance acceptable to Purchaser;

(j)          The Warrant to purchase 9,744 shares of the common stock of Unique Acquisition, executed by Unique Acquisition for the benefit of Purchaser, in form and substance acceptable to Purchaser;

(k)          The First Amendment to Subordination and Intercreditor Agreement executed by the Senior Lender, in form and substance acceptable to Purchaser;

(l)          The Acknowledgment and Consent of Subordinated Creditor, executed by Taglich Private Equity, LLC, in form and substance acceptable to Purchaser;

(m)          An executed opinion of counsel to the Companies and Unique-Presco, in form and substance acceptable to Purchaser;

(n)          Payment of the origination points due on the increased amount of the Senior Subordinated Note (i.e., $1,500,000), pursuant to Section 1.3(a) of the Note Purchase Agreement.

4.3          The Purchaser shall have received such other information, documents, agreements, commitments and undertakings as the Purchaser or the Purchaser's counsel may reasonably request.

4.4          The Companies shall have paid the reasonable fees and expenses of legal counsel to the Purchaser incurred in connection with this Amendment, together with all past due fees and expenses of Purchaser's counsel in connection with the Note Purchase Agreement and the Other Agreements.

ARTICLE 5.

MISCELLANEOUS

5.1          References in the Note Purchase Agreement or in any note, certificate, instrument or other document to the "Note Purchase Agreement" shall be deemed to be references to the Note Purchase Agreement as amended hereby and as further amended from time to time.

5.2          The Companies agree to indemnify and hold harmless the Purchaser for the payment of all costs and expenses arising in connection with this Amendment, including the reasonable fees of counsel to the Purchaser in connection with preparing this Amendment.

5.3          The Companies acknowledge and agree that the Purchaser has fully performed all of its obligations under all documents executed in connection with the Note Purchase Agreement and the Other Agreements and all actions that have been taken by the Purchaser have been reasonable and appropriate under the circumstances and within its rights under the Note Purchase Agreement and the Other Agreements and all other documents executed in connection therewith and otherwise available. Each Company represents and warrants that it is not aware of any claims or causes of action as of the Effective Date against the Purchaser, and hereby waives all such claims and causes of action as of the Effective Date.

5.4          Except as expressly amended hereby, the Companies agree that the Note Purchase Agreement, the Other Agreements and all other documents and agreements executed by the Companies in connection with the Note Purchase Agreement in favor of the Purchaser are ratified and confirmed and shall remain in force and effect, enforceable against the Companies in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance, fraudulent transfer, or other laws of general application relating to the enforcement of creditors' rights and by equitable principles and the availability of equitable remedies, and that they have no set off, counterclaim or defense with respect to any of the foregoing.

5.5          Defined terms used, but not defined, herein shall have the respective meanings ascribed thereto in the Note Purchase Agreement.

5.6          This Amendment may be signed upon any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

5.7          This Amendment is a contract made under, and shall be governed by and construed in accordance with, the law of the State of Michigan applicable to contracts made and to be performed entirely within such State and without giving effect to choice of law principles of such State.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused this First Amendment to Note Purchase Agreement to be executed and delivered on the Effective Date.

COMPANIES:

UFI ACQUISITION, INC.

By:
Name:	Richard L. Baum, Jr.
Its:	President

UNIQUE FABRICATING INCORPORATED

By:
Name:	John Weinhardt
Its:	President and Chief Executive Officer

UNIQUE FABRICATING REALTY, LLC

By:	Unique Fabricating Incorporated
Its:	Sole Member

By:
	Name:	John Weinhardt
	Its:	President and Chief Executive Officer

UNIQUE FABRICATING SOUTH, INC.

By:
Name:	John Weinhardt
Its:	President and Chief Executive Officer

[ADDITIONAL SIGNATURE PAGE FOLLOWS]

PURCHASER:

THE PENINSULA FUND V LIMITED PARTNERSHIP

By:	Peninsula Fund V Management L.L.C.
Its:	General Partner

	By:	Peninsula Capital Partners L.L.C.
	Its:	Manager

By:
Scott A. Reilly
President and Chief Investment Officer

[First Amendment to Note Purchase Agreement]

EXHIBIT A

Updated Schedules to Note Purchase Agreement

See Attached.